                                                                       EX-99.h.1

                      TRANSFER AGENCY AND SERVICE AGREEMENT

     AGREEMENT  made  as of the  19th  day of  February,  2008,  by and  between
RevenueShares  ETF Trust (the  "Trust")  and each  Series  listed on  Appendix I hereto (each such Series hereinafter a "Fund"),  and THE BANK OF NEW YORK, a New
York banking  company  having its principal  office and place of business at One
Wall Street, New York, New York 10286 (the "Bank").

     WHEREAS,  the Trust is  registered  as an  open-end  management  investment company under the  Investment  Company Act of 1940, as amended (the "1940 Act");
and

     WHEREAS,  the Trust will ordinarily issue for purchase and redeem shares of funds of the Funds  (the  "Shares")  only in  aggregations  of  Shares  known as
"Creation Units" (currently 50,000 shares) (each a "Creation Unit")  principally in kind;

     WHEREAS,  The  Depository  Trust Company,  a limited  purpose trust company organized under the laws of the State of New York ("DTC"),  or its nominee (Cede
& Co.), will be the registered owner (the "Shareholder") of all Shares; and

     WHEREAS,  the Trust  desires to  appoint  the Bank as its  transfer  agent,
dividend   disbursing   agent,  and  agent  in  connection  with  certain  other
activities, and the Bank desires to accept such appointment;

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment; Duties of the Bank

          1.1 Subject to the terms and conditions  set forth in this  Agreement, the Trust, on behalf of the Funds,  hereby employs and appoints the Bank to act  as,  and the  Bank  agrees  to act  as,  its  transfer  agent  for the
     authorized   and  issued  shares  of  beneficial   interest  of  the  Trust
     ("Shares"), and as the Trust's dividend disbursing agent.

          1.2 The Bank agrees that it will perform the following services:

               (a) In  accordance  with the terms and  conditions of the form of
          Participant Agreement prepared by the Distributor,  a copy of which is attached hereto as Exhibit A, the Bank shall:

                    (i) Perform and facilitate the  performance of purchases and redemption of Creation Units;

                    (ii)  Prepare  and  transmit  by means  of DTC's  book-entry system payments for dividends and  distributions  declared by the
               Trust on behalf of the applicable Fund;

                    (iii)  Maintain  the  record of the name and  address of the
               Shareholder and the number of Shares issued by the Trust and held by the Shareholder;

                    (iv) Record the issuance of Shares of the Trust and maintain a record  of the total  number  of Shares of the Trust  which are outstanding,  and,  based upon data  provided to it by the Trust, the total  number of  authorized  Shares.  The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance  of  such  Shares  or to  take  cognizance  of any  laws relating  to the issue or sale of such  Shares,  which  functions shall be the sole responsibility of the Trust.

                    (v)  Prepare  and  transmit  to the  Trust  and the  Trust's administrator  and  to any  applicable  securities  exchange  (as specified  to  the  Bank  by  the  Trust  or  its  administrator)
               information with respect to purchases and redemptions of Shares;

                    (vi) On days that the Trust may accept  orders for purchases or  redemptions,  calculate  and  transmit  to Bank,  the Trust's administrator the number of outstanding Shares for each Fund;

                    (vii) On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement),  transmit to the Bank, the Trust and DTC the amount of Shares  purchased on such day;

                    (viii)  Confirm  to DTC the  number of Shares  issued to the
               Shareholder, as DTC may reasonably request;

                    (ix)  Prepare and deliver  other  reports,  information  and documents to DTC as DTC may reasonably request;

                    (x)  Extend  the  voting  rights  of  the   Shareholder  for
               extension by DTC to DTC participants and the beneficial owners of
               Shares in  accordance  with  policies and  procedures  of DTC for book-entry only securities;

                    (xi)  Create and  maintain  those  books and  records of the
               Trust  required  by the 1940 Act and  specified  by the  Trust in
               Schedule A attached hereto;

                    (xii)  Prepare  a  monthly   report  of  all  purchases  and
               redemptions  of Shares  during such month on a gross  transaction basis,  and  identify  on a daily  basis the net number of Shares either  redeemed  or  purchased  on such  Business  Day and  with respect to each  Authorized  Participant  purchasing or redeeming
               Shares, the amount of Shares purchased or redeemed;

                    (xiii)  Receive  from the  Distributor  (as  defined  in the
               Participant  Agreement)  or from its agent  purchase  orders from
               Authorized Participants (as defined in the Participant Agreement)
               for Creation Unit  Aggregations  of Shares  received in good form and  accepted  by or on behalf  of the Trust by the  Distributor, promptly transmit  appropriate trade instructions to the National
               Securities  Clearance  Corporation  or DTC,  as  applicable,  and pursuant to such orders issue the appropriate number of Shares of the  applicable  Fund and hold such  Shares in the account of the
               Shareholder for each of the respective Funds of the Trust;

                    (xiv) Receive from the  Authorized  Participants  redemption requests,  deliver the appropriate  documentation  thereof to The
               Bank  of New  York  as  custodian  for the  Trust,  generate  and transmit or cause to be generated and transmitted confirmation of
               receipt   of  such   redemption   requests   to  the   Authorized
               Participants  submitting  the same;  transmit  appropriate  trade instructions to the National Securities Clearance  Corporation or
               DTC, as applicable; and redeem the appropriate number of Creation
               Unit   Aggregations   of  Shares  held  in  the  account  of  the
               Shareholder;

                    (xv) Confirm the name, U.S taxpayer  identification  number, and principle place of business of each  Authorized  Participant;
               and

                    (xvi) Implement the Trust's  Anti-Money  Laundering  ("AML")
               program.

               (b)  In  addition  to  the   services  set  forth  in  the  above
          sub-section 1.2(a), the Bank shall:  perform the customary services of a transfer  agent and dividend  disbursing  agent  including,  but not limited to,  maintaining the account of the Shareholder,  obtaining at the  request  of  the  Trust  from  the  Shareholder  a  list  of  DTC participants  holding interests in the Global  Certificate,  and those services set forth on Schedule A attached hereto.

               (c) The  following  shall be  delivered by the Bank to DTC as the
          Shareholder for delivery to DTC participants and beneficial  owners in accordance with the procedures for book-entry only securities of DTC:

                    (i) Annual and semi-annual reports of the Trust;

                    (ii)  Fund  proxies,   proxy   statements  and  other  proxy
               soliciting materials;

                    (iii)  Fund   prospectus  and  amendments  and   supplements
               thereto, including stickers; and

                    (iv) Other communications as the Trust may from time to time identify  as  required  by  law or as the  Trust  may  reasonably request

               (d) The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

               (e) The Bank shall keep  records  relating to the  services to be performed  hereunder,  in the form and manner  required by  applicable laws, rules, and regulations, and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the "Rules"). All such books and records  shall be the  property of the Trust,  will be  preserved, maintained  and made  available  in  accordance  with such Section and
          Rules,  and  will  be  surrendered  promptly  to the  Trust  on and in accordance with its request.

2.   Fees and Expenses

          2.1 The Bank shall  receive from the Trust such  compensation  for the
     Transfer  Agent's  services  provided  pursuant to this Agreement as may be agreed to from  time to time in a  written  fee  schedule  approved  by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month,  the fee for the part of the month before such termination  shall be prorated  according to the proportion which such part bears to the full  monthly  period  and shall be  payable  upon the date of termination of this Agreement.

          2.2 In  addition to the fee paid under  Section  2.1 above,  the Trust agrees  to  reimburse  the  Bank  for  reasonable  out-of-pocket  expenses, including  but not  limited to  confirmation  production,  postage,  forms, telephone, microfilm,  microfiche,  tabulating proxies, records storage, or advances  incurred  by the Bank for the items  set out in the fee  schedule attached hereto or relating to dividend  distributions and reports (whereas all expenses  related to creations and redemptions of Trust Shares shall be borne  by  the  relevant  authorized  participant  in  such  creations  and redemptions).  In addition,  any other expenses incurred by the Bank at the request or with the consent of the Trust,  will be  reimbursed by the Trust on behalf of the applicable Fund.

          2.3 The Trust agrees to pay all fees and reimbursable  expenses within thirty (30) business days following the receipt of the  respective  billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of  dividends,  proxies,  Trust  reports and other  mailings to all shareholder  accounts  shall be  advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

3.   Representations and Warranties of the Bank

                  The Bank represents and warrants to the Trust that:

               (a) It is a banking  company duly  organized  and existing and in good standing  under the laws of the State of New York.

               (b) It is duly qualified to carry on its business in the State of
          New York.

               (c) It is empowered under  applicable laws and by its Charter and
          By-Laws to act as transfer agent and dividend disbursing agent, and to enter into and perform its obligations under this Agreement.

               (d) All  requisite  corporate  proceedings  have  been  taken  to authorize it to enter into and perform this Agreement.

               (e) It has and will  continue  to have  access  to the  necessary
          facilities,   equipment  and  personnel  to  perform  its  duties  and
          obligations under this Agreement.

               (f) It is  registered  with  the  U.S.  Securities  and  Exchange
          Commission  as a transfer  agent under  Section 17A of the  Securities
          Exchange  Act of 1934,  as  amended,  or is exempt  from  registration thereunder in accordance with the terms thereof.

4.   Representations and Warranties of the Trust

          The Trust represents and warrants to the Bank that:

               (a) It is duly  organized and existing and in good standing under the laws of the State of Delaware.

               (b) It is empowered under  applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

               (c)  All  corporate  proceedings  required  by said  Articles  of
          Incorporation  and By-Laws  have been taken to  authorize  it to enter into, and perform its obligations under, this Agreement.

               (d) It is an open-end  management  investment  company registered under the 1940 Act.

               (e) A registration statement under the Securities Act of 1933, as amended,  has been  filed on  behalf  of each of the Funds and will be effective  as of this date that the Bank

          begins to provide services hereunder, and appropriate state securities law filings have been made and will continue to be made,  with respect to all Shares of the Trust being offered for sale.

5.   Indemnification

          5.1 The  Bank  shall  not be  responsible  for,  and the  Trust  shall indemnify and hold the Bank harmless from and against,  any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred  by the Bank in a  successful  defense of any claims by the Trust, payments,  expenses and liability  ("Losses") which the Bank may sustain or incur or which  may be  asserted  against  the Bank in  connection  with or relating to this  Agreement or the Bank's actions or omissions with respect to this  Agreement,  except for any Losses for which the Bank has  accepted liability pursuant to Article 6 of this Agreement.

          5.2 At any time the Bank may  apply to any  officer  of the  Trust for instructions,  and may consult with legal  counsel of their  choosing  with respect  to any  matter  arising  in  connection  with the  services  to be performed by the Bank under this Agreement,  and the Bank and its agents or subcontractors shall not be liable for any action taken or omitted by it in reliance upon such instructions  received from the Trust and shall promptly advise the Trust of such advice or opinion (except for actions or omissions by the Bank  taken  with bad  faith,  negligence,  willful  misconduct,  or reckless  disregard  of its  duties  hereunder).  The Bank,  its agents and subcontractors may act upon any paper or document,  reasonably  believed to be genuine and to have been signed by the proper person or persons, or upon any instruction,  information,  data,  records or documents provided to the
     Bank or its  agents  or  subcontractors  by or on  behalf  of the  Trust by machine  readable  input,  telex,  CRT data  entry or other  similar  means authorized by the Trust, and shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the
     Trust.

          5.3  This  indemnification  provision  shall  apply to  actions  taken pursuant to this Agreement and the Participant Agreement.

6.   Standard of Care and Limitation of Liability

     The Bank  shall  have no  responsibility  and shall  not be liable  for any
Losses,  except  that the Bank  shall be liable to the  Trust for  direct  money damages  caused by its own or its  employees'  bad  faith,  negligence,  willful misconduct or reckless disregard of its or their duties hereunder, or its breach of any of its  representations  and  warranties.  In no event  shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were  foreseeable.  For purposes of this  Agreement, none of the  foregoing  shall be or be deemed  bad  faith,  negligence,  willful misconduct or reckless disregard:

               (a) The  conclusive  reliance on or use by the Bank or its agents or subcontractors of information,  records, documents or services that
          (i) are received by the Bank or its agents or subcontractors, and (ii)
          have been prepared,  maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous  transfer agent or registrar,  except where such other person or firm is the Bank or an affiliate or agent of the Bank.

               (b) The  conclusive  reliance on, or the carrying out by the Bank or its agents or  subcontractors  of, any  instructions or requests of the Trust or instructions or requests on behalf of the Trust.

               (c) The offer or sale of Shares by or for the Trust in  violation of any requirement  under the federal  securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state,  or any violation of any stop order or other determination  or ruling by any federal  agency,  or by any state with respect to the offer or sale of Shares in such state.

7.   Concerning the Bank

          7.1 (a) The Bank may employ agents or  attorneys-in-fact  that are not affiliates of the Bank with the prior  written  consent of the Trust (which consent shall not be  unreasonably  withheld),  and shall not be liable for any loss or expense  arising out of, or in connection  with, the actions or omissions  to act of such agents or  attorneys-in-fact,  provided  that the
     Bank  acts in good  faith and with  reasonable  care in the  selection  and retention of such agents or attorneys-in-fact.

               (b) The Bank may,  without the prior consent of the Trust,  enter
          into  subcontracts,   agreements  and  understandings  with  any  Bank
          affiliate,  whenever  and on such  terms  and  conditions  as it deems necessary or  appropriate to perform its services  hereunder.  No such subcontract,  agreement or understanding shall discharge Bank from its obligations hereunder.

          7.2 The Bank shall be entitled to  conclusively  rely upon any written or oral instruction  actually received by the Bank and reasonably  believed by the Bank to be duly  authorized  and  delivered.  The  Trust  agrees  to forward to the Bank written  instructions  confirming oral  instructions by the close of business of the same day that such oral instructions are given to the Bank.  The Trust agrees that the fact that such  confirming  written instructions  are not received or that contrary  written  instructions  are received by the Bank shall in no way affect the validity or  enforceability of transactions  authorized by such oral  instructions  and effected by the
     Bank.  If the Trust  elects to  transmit  written  instructions  through an on-line  communication  system offered by the Bank, the Trust's use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

          7.3 The Bank shall establish and maintain a disaster recovery plan and back-up system satisfying the requirements of its regulators (the "Disaster
     Recovery Plan and Back-Up  System").  The Bank shall not be  responsible or liable for any failure or delay in the performance of its obligations under this  Agreement  arising  out of or  caused,  directly  or  indirectly,  by circumstances  beyond its control which are not a result of its negligence, including without  limitation,  acts of God;  earthquakes;  fires;  floods;
     wars;  civil  or  military  disturbances;   sabotage;   epidemics;   riots;
     interruption, loss or malfunctions of transportation, computer (hardware or software)  or  communication  services;  labor  disputes;  acts of civil or military  authority;  governmental  actions;  or inability to obtain labor,
     material,   equipment  or  transportation,   provided  that  the  Bank  has
     established  and is  maintaining  the  Disaster  Recovery  Plan and Back-Up
     System,  or if not,  that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and
     Back-Up  System.  Upon the occurrence of any such delay or failure the Bank shall use  commercially  reasonable  best efforts to resume  performance as soon as practicable under the circumstances.

          7.4 The Bank  shall  have no  duties  or  responsibilities  whatsoever except such duties and  responsibilities  as are  specifically set forth in this  Agreement  and  the  Participation  Agreement,  and  no  covenant  or obligation  shall be  implied  against  the Bank in  connection  with  this
     Agreement,  except as set  forth in this  Agreement  and the  Participation
     Agreement.

          7.5 At any time the Bank may  apply to an  officer  of the  Trust  for written  instructions with respect to any matter arising in connection with the Bank's duties and obligations under this Agreement,  and the Bank shall not be liable  for any  action  taken or omitted to be taken by the Bank in good faith in accordance with such  instructions.  Such  application by the
     Bank for  instructions  from an officer of the

     Trust  may,  at the  option of the Bank,  set forth in  writing  any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or  obligations  under this  Agreement  and the date on and/or after which such action shall be taken,  and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal  included in any such  application  on or after the date  specified  therein  unless, prior to taking or omitting to take any such action,  the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted.

          7.6  Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation  to inquire  into,  and shall not be liable for:

               (a) The  legality  of the issue,  sale or transfer of any Shares, the sufficiency of the amount to be received in connection  therewith, or the  authority  of the  Trust to  request  such  issuance,  sale or transfer;

               (b) The legality of the purchase of any Shares,  the  sufficiency of the amount to be paid in connection therewith,  or the authority of the Trust to request such purchase;

               (c) The legality of the declaration of any dividend by the Trust, or the  legality  of the issue of any  Shares in  payment of any stock dividend; or

               (d) The legality of any  recapitalization  or readjustment of the
          Shares.

8.   Providing of Documents by the Trust and Transfers of Shares

          8.1 The Trust shall promptly furnish to the Bank the following:

               (a) A  certified  copy of the  resolution  of the  sole  Board of
          Trustees of the Trust  authorizing the appointment of the Bank and the execution and delivery of this Agreement.

               (b) A copy of the  Declaration of Trust and By-Laws of the Trust, and all amendments thereto.

          8.2 In the event that DTC ceases to be the Shareholder, the Bank shall re-register  the Shares in the name of the successor to DTC as  Shareholder upon receipt by the Bank of such  documentation  and  assurances  as it may reasonably require.

          8.3 Except as  specifically  provided  herein,  the Bank shall have no responsibility whatsoever with respect to any beneficial interest in any of the Shares owned by the Shareholder.

          8.4 The Trust shall deliver to the Bank the following  documents on or before the effective date of any increase,  decrease or other change in the total number of Shares authorized to be issued:

               (a) An opinion of counsel for the Trust,  in a form  satisfactory to the Bank,  with  respect to (i) the  validity  of the  Shares,  the obtaining of all necessary governmental consents,  whether such Shares are fully paid and  non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of
          1934, as amended,  and any other applicable federal law or regulations
          (i.e., if subject to registration,  that they have been registered and that the  Registration  Statement has become  effective or, if exempt, the  specific  grounds  therefore),  (ii) the  status of the Fund with regard to the 1940 Act,  and (iii) the due and  proper  listing of the
          Shares on all applicable securities exchanges; and

               (b) In the case of an increase,  if the  appointment  of the Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust  increasing  the  authority  of the
          Bank.

          8.5 RESERVED

          8.6 The Bank  agrees that all records  prepared or  maintained  by the
     Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved,  maintained and made available upon reasonable request,  and will be surrendered  promptly to the Trust on and in accordance with its request.

          8.7  The  Bank  and  the  Trust   agree  that  all   books,   records,
     confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the  negotiation  or  the  carrying  out of  this  Agreement  shall  remain confidential,  and shall not be voluntarily  disclosed to any other person, except as may be, or may  become  required  by law,  by  administrative  or judicial  order or by rule.  Nothing in this  Agreement  shall be deemed to authorize  the Bank to waive  attorney-client,  work product or other legal privilege by or on behalf of the Trust or its investment adviser.

          8.8 In  case  of  any  requests  or  demands  for  the  inspection  of
     Shareholder  records of the Trust, the Bank will promptly employ reasonable commercial  efforts  to notify the Trust and  secure  instructions  from an authorized  officer of the Trust as to such  inspection.  The Bank reserves the  right,  however,  to  exhibit  the  Shareholder  records to any person whenever  it is advised by its  counsel  that it may be held liable for the failure to exhibit the Shareholder records to such person.

9.   Termination of Agreement

          9.1 The term of this Agreement  shall be one year  commencing upon the date  hereof  (the  "Initial  Term")  and  shall  automatically  renew  for additional  one-year  terms (each a "Subsequent  Term") unless either party provides  written  notice of termination at least ninety (90) days prior to the end of any one year term,  or unless  earlier  terminated  as  provided below:

               (a) Either party hereto may terminate this Agreement prior to the expiration  of the Initial Term in the event the other party  breaches
          any  material   provision  of  this  Agreement,   including,   without
          limitation  in the case of the Trust,  its  obligations  under Section
          2.1,  provided that the  non-breaching  party gives written  notice of such breach to the breaching  party and the  breaching  party does not cure such violation within 90 days of receipt of such notice.

               (b) The  Trust  may  terminate  this  Agreement  at any time upon ninety (90) days' prior written notice.

          9.2  Should  the  Trust   exercise   its  right  to   terminate,   all
     out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

          9.3 The terms of Article 2 (with respect to fees and expenses incurred prior to  termination),  and of Article 5 shall survive any  termination of this Agreement.

10.  Additional Funds

     In the event that the Trust  establishes one or more  additional  series of
Shares  with  respect to which it desires to have the Bank  render  services  as transfer  agent under the terms hereof,  it shall so notify the Bank in writing, and if the Bank  agrees in writing to provide  such  services,  such  additional issuance shall become Shares hereunder.

11.  Assignment

          11.1 Neither this  Agreement nor any rights or  obligations  hereunder may be assigned by either  party  without the written  consent of the other party.

          11.2 This Agreement  shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.  Severability and Beneficiaries

          12.1 In case any provision in or obligation under this Agreement shall be invalid,  illegal or  unenforceable in any  jurisdiction,  the validity, legality and  enforceability  of the remaining  provisions shall not in any way be affected  thereby,  provided that the obligation of the Trust to pay fees and expenses  hereunder is conditioned  upon the provision of services to it by the Bank.

          13.2 This  Agreement  is solely  for the  benefit  of the Bank and the
     Trust,  including each Fund, and none of any Participant (as defined in the
     Participation  Agreement),  the Distributor,  any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this
     Agreement.

13.  Amendment

     This  Agreement  may be amended  or  modified  only by a written  agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Trust.

14.  New York Law to Apply

     This Agreement shall be construed in accordance  with the substantive  laws of the  State of New  York,  without  regard  to  conflicts  of laws  principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court  situated in the Borough of Manhattan,  New York City, New York in
connection  with any dispute  arising  hereunder.  The Trust hereby  irrevocably waives,  to the fullest extent  permitted by applicable law, any objection which it may now or  hereafter  have to the  laying  of venue  of any such  proceeding brought  in such a court and any claim  that such  proceeding  brought in such a court has been  brought in an  inconvenient  forum.  The Trust and the Bank each hereby  irrevocably  waives  any and all  rights  to trial by jury in any  legal proceeding arising out of or relating to this Agreement.

15.  Merger of Agreement

     This Agreement  constitutes the entire agreement between the parties hereto and  supersedes  any prior  agreement  with respect to the subject matter hereof whether oral or written.

16.  Counterparts

     This  Agreement  may be  executed  by the  parties  hereto in any number of counterparts,  each  of  which  shall  be  deemed  an  original  and all of said counterparts  taken  together  shall be  deemed to  constitute  one and the same instrument.

17.  Trust Liability

     The  Bank  acknowledges  and  agrees  that  the  obligations  of the  Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees  or  agents  of the Trust  personally,  but shall  bind only the trust property of the Trust,  as provided in its Agreement and  Declaration  of Trust.
The execution and delivery of this Agreement has been authorized by the Trustees of the Trust and signed by an officer of the Trust,  acting as such, and neither such  authorization  by the  Trustees  nor such  execution  and delivery by such officer  shall be deemed to have  been  made by any of them  individually  or to impose any  liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in its Agreement and Declaration of Trust.

18.  Several Obligations of the Series

     This Agreement is an agreement  entered into between the Bank and the Trust with respect to each  Series.  With  respect to any  obligation  of the Trust on behalf of any  Series  arising  out of this  Agreement,  the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Series to which such obligation relates as though the Bank had separately  contracted with the Trust by separate written instrument with respect to each Series.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                       REVENUESHARES ETF TRUST

                       By:      /s/ Vincent T. Lowry
                                Name: Vincent T. Lowry
                                Title:  President

                       THE BANK OF NEW YORK

                       By:      /s/ Andrew Pfeifer
                                Name: Andrew Pfeifer
                                Title: Vice President

                                       10

                                   SCHEDULE A

                 BOOKS AND RECORDS TO BE MAINTAINED BY THE BANK

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

                                       11

Exhibit A

Form of Authorized Participant Agreement

                                       12

Appendix A

Instructions for Electronic Transmission of Instructions

                                       13